Exhibit 99.1

Tucker Family Spendthrift Trust

7359 Ballantrae Ct.

Boca Raton, FL 33496

561-414-0456

To:	Michelle Tucker, President
Beta Music Group, Inc.
7359 Ballantrae Ct.
Boca Raton, FL 33496

12-14-2009

Dear Michelle,

The Tucker Family Spendthrift Trust hereby accepts 100,000 Catalyst Group Holdings Corp. shares of common stock in exchange for $ 9,675.36 owed by Beta Music Group, Inc.

Sincerely,

/s/ Leonard Tucker

_______________________

Leonard Tucker, Co-Trustee

Agreed and Accepted:

/s/ Michelle Tucker

______________________

Michelle Tucker, President